UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 30, 2007
Freedom Acquisition Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33217	20-5009693

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
1114 Avenue of the Americas, 41st Floor
New York, New York 10036
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 380-2230
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Definitive Material Agreement
SIGNATURES

Item 1.01. Entry into a Definitive Material Agreement.
     On October 30, 2007, Freedom Acquisition Holdings, Inc. (“Freedom”), FA Sub 1 Limited (“FA Sub 1”), FA Sub 2 Limited (“FA Sub 2”) and FA Sub 3 Limited (“FA Sub 3”), each a wholly owned subsidiary of Freedom, entered into a credit agreement with a syndicate of banks arranged and led by Citigroup Global Markets, Inc. providing FA Sub 3, subject to customary conditions, with: (i) a 5-year non-amortizing revolving credit facility in a principal amount of up to $40.0 million; and (ii) a 5-year amortizing term loan facility in a principal amount of up to $530.0 million.
     Proceeds of loans under the term loan facility may be used to finance the purchase price for Freedom’s proposed acquisition of GLG Partners LP and its affiliated entities (collectively, “GLG”), including purchase price adjustments, to pay transaction costs and to repay existing GLG indebtedness. Proceeds of loans under the revolving credit facility may be used for working capital purposes, to pay any purchase price adjustment and for other general corporate purposes. Up to $70 million of the aggregate proceeds from the term loans and the revolving loans may be used to make cash tender offers for outstanding Freedom warrants.
     The term loans and revolving loans will be guaranteed by Freedom and certain of its subsidiaries (including FA Sub1, FA Sub 2 and the GLG entities, but excluding certain regulated GLG entities) and will be secured by a first priority pledge of all notes and capital stock owned by FA Sub 3 and the guarantors and a first priority security interest in all or substantially all other assets owned by FA Sub 3 and the guarantors.
     The revolving loans will be non-amortizing. The term loans will be non-amortizing for the first three years of the term and will amortize in equal installments due 42, 48 and 54 months from the closing date of the proposed acquisition in an aggregate amount equal to 75% of the original principal amount. The remaining balance of the term loan will be due on the fifth anniversary of the closing date.
     The term loans and the revolving loans will bear interest at one of the following rates, at the election of FA Sub 3:
•	the Applicable Margin (as described below) plus the highest of:
•	Citibank, N.A.’s base rate;

•	the adjusted average three-month certificate of deposit rate plus 0.5%; and

•	the federal funds effective rate plus 0.5%; or
•	the Applicable Margin plus the current LIBOR.
     Applicable Margin means for the first two fiscal quarters after the closing of the proposed acquisition 0% per annum for loans based on the base rate and 1.25% per annum for loans based on LIBOR (1.125% per annum if the original principal amount of the term loans is less than $500.0 million). Thereafter, the interest rate will be based on the total leverage ratio (the ratio of Consolidated Funded Indebtedness to Adjusted EBITDA (as each such term is defined in the loan documentation)) of Freedom and its consolidated subsidiaries and the pricing grid as set forth below.
     A non-refundable unused commitment fee will accrue as a percentage of the daily average unused portion of the revolving credit facility, payable quarterly in arrears and on the termination of the revolving credit facility. The applicable unused commitment fee percentage (1) for the first two full fiscal quarters after the closing date, will be 0.30% per annum (or, if the aggregate principal amount of the term loans made on the closing date is less than $500.0 million, 0.25% per annum) and (2) thereafter, will be such rates per annum determined by reference to the pricing grid set forth below.

	Applicable Margin		Unused Commitment
Total Leverage Ratio	LIBOR	Base Rate	Fee %
≤ 1.0:1	0.65%	0.00%	0.150%
≤ 1.5:1 and > 1.0:1	1.00%	0.00%	0.200%
≤ 2.0:1 and > 1.5:1	1.125%	0.00%	0.250%
≤ 2.5:1 and > 2.0:1	1.25%	0.00%	0.300%
≤ 3.0:1 and > 2.5:1	1.50%	0.05%	0.375%
> 3.0:1	1.75%	0.20%	0.375%
     Except as described below, the loan documentation for the credit facilities will contain, among other terms, representations and warranties, conditions precedent, covenants, prepayment provisions and events of default customary for loan agreements for similar leveraged acquisition financings and other representations and warranties and covenants deemed by the administrative agent as appropriate to the specific transaction.
     During the term of the loans, FA Sub 3, the guarantors and their subsidiaries on a consolidated basis may not have a maximum total leverage ratio of more than 4.5:1 and must maintain a minimum amount of assets under management (as defined in the loan documentation) of $14.5 billion initially, increasing by $500 million each year.
     If, at the end of any fiscal year, the total leverage ratio exceeds 3.5:1, then FA Sub 3 will be required to prepay the credit facilities in an amount equal to the lesser of (a) 50% of excess cash flow (as defined in the loan documentation) for such fiscal year and (b) the amount required for the total leverage ratio to equal 3.5:1 after giving effect to such prepayment.
     Restrictive covenants applicable to FA Sub 3 and the guarantors, subject to customary terms and conditions and other negotiated exceptions in addition to those described below, will include limitations on:
•	debt and guarantees;

•	liens;

•	loans and investments;

•	asset dispositions, including the issuance and sale of capital stock of subsidiaries;

•	dividends, redemptions and repurchases with respect to capital stock; provided that such limitations shall not apply to Freedom and FA Sub 2 to the extent that before and after giving effect to any such dividend, redemption or repurchase, (1) there is no breach of the total leverage ratio described above and (2) no default or event of default has occurred and is continuing or would result from such dividend, redemption or repurchase;

•	cancellation of debt and prepayments, redemptions and repurchases of debt (other than the term loan and the revolving loan);

•	mergers, consolidations, acquisitions, joint ventures or creation of subsidiaries;

•	changes in business;

•	transactions with affiliates;

•	restrictions on distributions from subsidiaries and granting of negative pledges;

•	amendment of constituent documents and material agreements (including the purchase agreement in connection with the proposed acquisition);

•	changes in accounting treatment and reporting practices or the fiscal year;

•	sale/leasebacks; and

•	speculative transactions except for the sole purpose of hedging in the normal course of business and

•	consistent with past practices.
     In addition, each of Freedom, FA Sub 1 and FA Sub 2 will be prohibited from engaging in any activities other than owning all of the capital stock of its subsidiaries and activities reasonably incidental thereto.
     Among the events of default under the credit facilities will be the removal or resignation of any two of Noam Gottesman, Pierre Lagrange and Emmanuel Roman as managing director of GLG at a time when neither Noam Gottesman nor Emmanuel Roman is chief executive officer or co-chief executive officer of Freedom.
     Citigroup Global Markets, Inc. is acting as the sole arranger and book manager for the term loan and revolving credit facilities and Citicorp USA, Inc., or one of its affiliates, will be the administrative agent for the credit facilities.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEDOM ACQUISITION HOLDINGS, INC.
By:	/s/ Jared Bluestein
Jared Bluestein
Secretary

Date: October 31, 2007